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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 30, 2000

(Date of Report)

NETWORK COMMERCE INC.

(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	000-26707 (Commission File No.)	91-1628103 (IRS Employer Identification No.)

411 First Avenue South, Suite 200 North, Seattle, WA 98104

(Address of Principal Executive Offices, including Zip Code)

(206) 223-1996

(Registrant's Telephone Number, Including Area Code)

SHOPNOW.COM INC.

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

    On September 28, 2000, Capital Ventures International ("CVI") purchased convertible notes and warrants from Network Commerce Inc. (the "Company") in an aggregate principal amount of $20 million (the "Private Placement"). A registration statement covering the resale of the shares of common stock of the Company issuable upon the conversion of the notes and the exercise of the warrants was filed by the Company with the Securities and Exchange Commission on November 22, 2000 (the "Registration Statement"). On November 30, 2000, CVI and the Company entered into a letter agreement (the "Letter Agreement") in which the parties clarified and modified the Company's registration obligations in connection with the securities issued in the Private Placement and acknowledged that the initial conversion price for the notes is $1.682. Pursuant to the Letter Agreement, the Company filed an amendment to the Registration Statement on December 4, 2000, registering an additional 2,250,000 shares of the Company's common stock issuable upon the conversion of the notes.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits

  10.1
  Letter Agreement, dated November 30, 2000, between Network Commerce Inc. and Capital Ventures International.

2

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK COMMERCE INC.
Dated: December 5, 2000	By:	/s/ ALAN D. KOSLOW Alan D. Koslow Executive Vice President, Chief Financial Officer General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement, dated November 30, 2000, between Network Commerce Inc. and Capital Ventures International.

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SIGNATURE
EXHIBIT INDEX